Exhibit 23.1
Deloitte & Touche LLP Brookfield Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: (416) 601-6150 Fax: (416) 601-6590 www.deloitte.ca

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-171806 on Form F-3 of our reports dated December 2, 2010 relating to the consolidated financial statements of Royal Bank of Canada (which report expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference relating to changes in accounting principles) and the effectiveness of Royal Bank of Canada’s internal control over financial reporting appearing in the Annual Report on Form 40-F/A (Amendment No.1) of Royal Bank of Canada for the year ended October 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Independent Registered Chartered Accountants
Licensed Public Accountants
January 28, 2011

Membre de / Member of Deloitte Touche Tohmatsu